UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2004

Schlotzsky’s, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-27008	74-2654208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 Colorado Street, Suite 600, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 236-3800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

            On December 7, 2004, Schlotzsky’s, Inc. entered into that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”) effective as of December 7, 2004 by and among Schlotzsky’s, Inc., a Texas corporation, Schlotzsky’s Restaurants, Inc., a Texas corporation, Schlotzsky’s Real Estate, Inc., a Texas corporation, Schlotzsky’s Franchisor, LLC, a Delaware limited liability company, Schlotzsky’s Franchise Operations, LLC, a Delaware limited liability company, Schlotzsky’s Brand Products, LLC, a Delaware limited liability company, DFW Restaurant Transfer Corp., a Texas corporation, 56th and 6th, Inc., a Texas corporation, RAD Acquisition Corp., a Texas corporation, and San Felipe, LLC, a Texas limited liability company (collectively, the “Sellers”), and Bobby Cox Companies, Inc., a Texas corporation (the “Buyer”).  The terms and conditions of the Purchase and Sale Agreement are described in the Purchase and Sale Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

            Schlotzsky’s, Inc. entered into the Purchase and Sale Agreement pursuant to the auction procedures for the proposed sale of substantially all of the assets of the Sellers, as approved by the Honorable Leif M. Clark in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division by order dated November 24, 2004.  Pursuant to the Purchase and Sale Agreement, the Buyer will purchase certain assets of the Sellers and will assume certain rights and obligations of the Sellers for a price of approximately $28,500,000, subject to a working capital adjustment, upon the closing which will occur pursuant to the terms and conditions set forth in the Purchase and Sale Agreement.

Item 9.01        Financial Statements and Exhibits.

            (c)        Exhibits.

Exhibit No.	Description of Exhibit
10.1

Purchase and Sale Agreement dated December 7, 2004 by and among Schlotzsky’s, Inc., a Texas corporation, Schlotzsky’s Restaurants, Inc., a Texas corporation, Schlotzsky’s Real Estate, Inc., a Texas corporation, Schlotzsky’s Franchisor, LLC, a Delaware limited liability company, Schlotzsky’s Franchise Operations, LLC, a Delaware limited liability company, Schlotzsky’s Brand Products, LLC, a Delaware limited liability company, DFW Restaurant Transfer Corp., a Texas corporation, 56th and 6th, Inc., a Texas corporation, RAD Acquisition Corp., a Texas corporation, and San Felipe, LLC, a Texas limited liability company, and Bobby Cox Companies, Inc., a Texas corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schlotzsky’s, Inc.

By:	/s/ David Samuel Coats
Name:	David Samuel Coats
Title:	President and Chief Executive Officer
Date:	December 13, 2004

PURCHASE AND SALE AGREEMENT

            This Purchase and Sale Agreement (this “Agreement”), is entered into this 7th day of December, 2004, by and among Schlotzsky’s, Inc., a Texas corporation, Schlotzsky’s Restaurants, Inc., a Texas corporation, Schlotzsky’s Real Estate, Inc., a Texas corporation, Schlotzsky’s Franchisor, LLC, a Delaware limited liability company, Schlotzsky’s Franchise Operations, LLC, a Delaware limited liability company, Schlotzsky’s Brand Products, LLC, a Delaware limited liability company, DFW Restaurant Transfer Corp., a Texas corporation, 56th and 6th, Inc., a Texas corporation, RAD Acquisition Corp., a Texas corporation, and San Felipe, LLC, a Texas limited liability company  (each individually, a “Seller” or a “Debtor”, and, collectively, the “Sellers” or the “Debtors”), and Bobby Cox Companies, Inc., a Texas Corporation (the “Buyer”).  The Buyer and the Sellers are also referred to each individually as a “Party,” and, collectively, as the “Parties.”

RECITALS

            Whereas, the Sellers are debtors-in-possession in the jointly administered Chapter 11 reorganization cases, Case No. 04-54504 (the “Cases”) pending before the Honorable Leif M. Clark in the United States Bankruptcy Court for the Western District of Texas, San Antonio Division (the “Bankruptcy Court”), and is subject to the jurisdiction thereof; and

            Whereas, the Sellers collectively own various items of personal property and interests in real property and contract rights (i) used in the operation or development of those specific “Schlotzsky’s” restaurants which are listed on Schedule A hereto (each, individually, a “Restaurant,” and, collectively, the “Restaurants”) and (ii) used in the operation of the “Schlotzsky’s” restaurant concept (the “Concept”) and the resulting “Schlotzsky’s” franchise system for the Concept (the “System”); and

            Whereas, each of the Sellers wishes to sell, transfer, convey, assign and deliver to the Buyer, in accordance with Sections 363 and 365 and the other applicable provisions of the Bankruptcy Code, all of the Sale Assets (as hereinafter defined), together with the Assumed Liabilities (as hereinafter defined), of the Sellers upon the terms and subject to the conditions set forth in this Agreement; and

Whereas, the Sale Assets (as hereinafter defined) will be sold pursuant to an order of the Bankruptcy Court (the “363/365 Order”) authorizing and approving the sale of the Sale Assets (as hereinafter defined) under Section 363 of the Bankruptcy Code and such order will authorize and direct the assumption and assignment of the Assumed Agreements (as hereinafter defined) and Assumed Liabilities (as hereinafter defined) under Section 365 of the Bankruptcy Code and the terms and conditions of this Agreement; and

            Whereas, subject to the Bankruptcy Court’s entry of the 363/365 Order, which Order shall, inter alia, incorporate the terms of this Agreement, the Buyer will purchase from the Sellers, and the Sellers will sell, transfer, convey, assign and deliver to the Buyer, all of the Sale Assets (as hereinafter defined) together with the Assumed Liabilities (as hereinafter defined), of the Sellers upon the terms and subject to the conditions set forth in this Agreement; and

            Whereas, the Parties have agreed on the terms and conditions of a sale and assignment of the Sale Assets (as hereinafter defined) of the Sellers to the Buyer and the assumption of the Assumed Liabilities (as hereinafter defined) of the Sellers by the Buyer on the terms and conditions set forth herein; and

            Whereas, the Bankruptcy Court has approved certain auction procedures (the “Auction Procedures”) for the sale of the Sale Assets (as hereinafter defined) of the Sellers pursuant to an auction (the “Auction”) and this Agreement is submitted in conformity therewith;

AGREEMENT

            Now, therefore, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties mutually agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1        Defined Terms.  All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth for such terms in Article XV.

1.2        Purchase and Sale.  Subject to the terms and conditions set forth in this Agreement, the Sellers hereby agree that at the Closing they shall sell, transfer, convey, and assign to the Buyer, free and clear of all known Liens (except for the Permitted Liens) as set forth on the 363/365 Order, and the Buyer shall purchase, assume and acquire from the Sellers, all the Sellers’ right, title and interest in, to and under the business, properties, assets, and goodwill of whatever kind and nature, real or personal, tangible or intangible, actual or contingent, which are (with the sole exception of subsection (c) herein) set forth on Exhibit A (collectively, the “Sale Assets”):

            (a)        The System and the Concept;

            (b)        All of the Sellers’ interest in and to the Assumed Agreements designated on Schedule 1.2(b) (the “Assumed Agreements”), including, but not limited to, all of the Sellers’ interest under the following agreements to the extent they are identified or listed on Schedule 1.2(b): (i) the Franchise Agreements, the Master License Agreements and the branding agreements entered into by any Seller; (ii) the Real Property Leases and Subleases; (iii) the Equipment Leases; and (iv) the Material Contracts;

            (c)         The Owned Real Property, as negotiated and mutually agreed upon by the Sellers and the Buyer after the execution of this Agreement and during the Auction process described in Article XII, including all of the Sellers’ interest in the buildings, fixtures, signs, parking facilities, trash facilities, fences, other improvements, appurtenances and hereditaments related to the mutually agreed upon Owned Real Property;

            (d)        The equipment and leasehold improvements installed in the Leased Real Property and the Subleases, and the Equipment to the extent such Leased Real Property is listed on Schedule 1.2(b);

            (e)        All Licenses (only to the extent transferable) and all rights to use existing Restaurant telephone numbers and rights arising under Equipment warranties to the extent they are used in connection with the Sale Assets;

            (f)        All petty cash and “change bank” cash located in the Restaurants listed on Exhibit A in amounts normally used to open such Restaurants (not including cash receipts related to sales made prior to the Closing);

            (g)        All Intellectual Property;

            (h)        All Inventory;

            (i)         All Accounts Receivable and notes receivable of the Business as of the Closing Date, together with all unpaid accrued interest thereon and all rights of collection with respect thereto;

(j)         All goodwill associated with the Business as a going concern;

            (k)        All of the Sellers’ books, records files, documents and other written or electronic materials relating to the Sale Assets or the Business, except those related solely to the Excluded Assets or the Excluded Liabilities;

(l)         All corporate, financial and tax records of the Sellers, including, without limitation, the Sellers’ corporate charters, corporate minute and stock books and records, and other documents and instruments relating solely to the organization, maintenance and existence of the Sellers as corporations and limited liability companies or the Taxes of the Sellers; provided, the Buyer shall afford reasonable access to the Sellers to such items after the Closing Date and shall provide the Sellers with copies of the financial records of the Sellers; and

            (m)       Any other assets set forth on Exhibit A hereto.

1.3        Excluded Assets.  Notwithstanding anything to the contrary contained herein, expressly excluded from the description of the Assets are all of the Sellers’ right, title and interest in and to the following (collectively, the “Excluded Assets”):

(a)        All Owned Real Property, Leased Real Property, or other owned or leased personal property that is not to be specifically purchased, assigned, or assumed and thus is excluded;

(b)        All cash deposits related to the Business, including, without limitation, those securing the Real Property Leases and the Assumed Liabilities;

(c)        All claims (including, without limitation, any litigation or arbitration claims and any refunds and deposits), rights, rights of offset or causes of action that the Sellers or its Affiliates may have against or from any person or entity relating to (i) any of the Excluded Assets or the Excluded Liabilities, (ii) those arising under and relating to the Bankruptcy Code; and (iii) the directors and officers of the Sellers, the Official Committee of Unsecured Creditors appointed in the Cases, and officers, directors and professional advisors, as applicable, of each of the foregoing;

(d)        All refunds, net operating losses and claims relating to federal, state or municipal income taxes of the Sellers for periods prior to the Closing Date;

(e)        The capital stock of the Sellers and each of their subsidiaries and all equity securities owned or held by any of the Sellers;

(f)        Cash receipts related to sales made prior to Closing;

(g)        The proceeds from the sale of the assets set forth on Schedule 1.3(g) hereto;

(h)        All insurance proceeds relating to the Excluded Liabilities;

(i)         All causes of action and claims that may be asserted against the Buyer and/or any of its Affiliates and all rights of the Sellers under this Agreement or any other agreements or instruments otherwise delivered in connection with this Agreement;

(j)         All bond collateral, collateral for letters of credit and the like and any other collateral posted for the operation of the Business, including vendor deposits;

(k)        All artwork of the Sellers listed on Schedule 1.3(k);

(l)         All real and personal property assets associated with any closed stores;

(m)       All insurance refunds or other payments relating to contracts that are not Assumed Agreements; and

(n)        Any of the other assets of the Sellers not identified on Exhibit A.

ARTICLE II

PURCHASE PRICE AND PAYMENT

2.1        Purchase Price.  The Cash Consideration in the sum of $28,500,000 shall be paid to the Sellers at the Closing by wire transfer of immediately available funds in accordance with instructions given by the Sellers to the Buyer.

2.2        Assumed Liabilities; Excluded Liabilities.

(a)        Effective as of the close of business on the Closing Date, the Buyer shall assume the following liabilities and obligations of the Sellers existing as of such time and arising from the operation of the Business prior to or on the Closing Date (collectively, the “Assumed Liabilities”):

(i)         All debts, liabilities, responsibilities and obligations of the Sellers relating to the Sale Assets and the Business set forth or reserved against and included on Exhibit A hereto (as amended as of the Closing Date), including ordinary course post-petition trade, employee, insurance, sales tax, gift certificates, real and personal property taxes, and accrued general business expense;

(ii)        All liabilities, responsibilities and obligations under Assumed Agreements and the Real Property Leases and the Subleases (to the extent that such leases or subleases are Assumed Agreements) (including any obligations for rent and any obligations to post letters of credit in lieu of security deposits);

(iii)       All ad valorem and other property Taxes arising out of, relating to or otherwise in respect of the Restaurants in amounts not to exceed the amounts set forth on Schedule 2.2(a)(iii) (the “Ad Valorem Taxes”);

(iv)       All liabilities, responsibilities, obligations, costs and expenses with respect to claims arising in any way with respect to or as a result of the operation of the Business or the ownership of the Sale Assets on or after the Closing Date, and any claim, action, suit, litigation, arbitration or other proceeding or governmental investigation arising out of or attributable to the operation of the Business or the ownership of the Sale Assets on or after the Closing Date; and

(v)        Cure Costs in amounts not to exceed the amounts set forth on Schedule 2.2(a)(v).

(b)        Except for the Assumed Liabilities, the Buyer shall not be subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of the Sellers, including without limitation, the following (collectively, the “Excluded Liabilities”):

(i)         Except as provided in Section 2.2(a)(i), any liability, obligation or related expense arising out of, pursuant to or in connection with any claim, action, suit, litigation, arbitration or other proceeding or governmental investigation involving the Sellers or any directors, officers, employees, agents or representatives thereof, or any services provided on or prior to the Closing, regardless of whether any such claim, action, suit, litigation, arbitration, proceeding or investigation is made, brought or commenced prior to or after the Closing;

(ii)        Any obligation or liability of the Sellers for Taxes, except to the extent set forth in Section 2.2(a)(iii);

(iii)       Any legal, accounting, financial advisor or other expenses of the Sellers in connection with the Cases, including the negotiation and consummation of the transactions contemplated hereunder;

(iv)       Any obligation or liability of the Sellers to their respective shareholders or Affiliates of the Sellers;

(v)        Any obligation or liability arising from or related to any employment program approved by the Bankruptcy Court other than any severance payments payable thereunder; and

(vi)       Any Cure Costs, except to the extent set forth in Section 2.2(a)(v) and Section 2.6.

2.3        Allocation of Transfer Taxes:  Fees.  To the extent the transactions contemplated by this Agreement are not exempt under Section 1146(c) of the Bankruptcy Code, the Buyer shall be liable for and pay all sales and transfer Taxes and all filing fees and documentary fees or Taxes related to the recording of all deeds and lease assignments, payable in connection with the purchase, sale or transfer of the Sale Assets to, and the assumption of the Assumed Liabilities by, the Buyer pursuant to this Agreement.  The Buyer and the Sellers shall use commercially reasonable efforts to minimize the amount of all the foregoing Taxes and shall cooperate in providing each other with any appropriate resale exemption certifications, tax clearance certificates and other similar documentation.  The party that is required by Applicable Law to make the filings, reports, or returns and to handle any audits or controversies with respect to any of the foregoing Taxes shall do so, and the other party shall cooperate (and make reimbursement) with respect thereto as necessary.

2.4        Allocation of Purchase Price.  The Buyer and the Sellers agree to prepare a tax allocation of the Purchase Price, applicable Assumed Liabilities and other relevant items among the Sale Assets in accordance with Section 1060 of the Tax Code and the regulations thereunder and any comparable provision of state or local law, as appropriate and as set forth on Schedule 2.4 hereof (such Schedule 2.4 to be determined jointly and in good faith by the Buyer and the Sellers prior to Closing); provided however that if the Buyer and the Sellers are unable to jointly determine an allocation, the allocation will be referred to the Bankruptcy Court for a final determination.  The Buyer and the Sellers each agree to provide the other promptly with any other information required to complete Schedule 2.4.  Such allocation shall be binding on the Buyer and the Sellers for all tax purposes including, without limitation, the reporting of gain or loss and determination of basis for income tax purposes, and each of the Parties agrees that it or they will file a statement (on IRS Form 8594 or other applicable form) setting forth such allocation with its or their federal and applicable state income tax returns and shall also file such further information or take such further actions as may be necessary to comply with the Treasury Regulations that have been promulgated pursuant to Section 1060 of the Tax Code and similar applicable state laws and regulations.

2.5        Working Capital Adjustment.

            (a)        The Purchase Price shall be increased or decreased, as the case may be, by an amount equal to the Adjustment Amount.

            (b)        Not later than two (2) days prior to Closing, the Sellers shall present the Buyer with the Initial Adjustment Statement.  At the Closing, the Buyer shall pay the Purchase Price as increased or decreased (as applicable) by such Adjustment Amount on the Initial Adjustment Statement.

            (c)        The Sellers shall provide the Buyer and its representatives with reasonable access to the Sellers’ books and records to assist the Buyer in verifying the Adjustment Amount.  On or prior to the 60th day after the Closing, the Sellers shall present the Buyer with the Adjustment Statement.  The Adjustment Statement shall become final and binding on the Sellers and the Buyer as to the Adjustment Amount on the 10th day following the date the Adjustment Statement is received by the Buyer, unless prior to the 10th day the Buyer shall deliver to the Sellers written notice of the Buyer’s disagreement with the contents of the Adjustment Statement.  The written notice shall set forth all disputed items together with the Buyer’s proposed changes to the Adjustment Statement.  If the Buyer delivers a timely written notice, then the Buyer and the Sellers shall use their good faith efforts to reach a written agreement on the dispute items to determine the Adjustment Amount.  If all of the disputed items have not been resolved by the 30th day following the Buyer’s receipt of the Adjustment Statement and the amount of  the disputed items is less than $500,000, the Adjusted Amount shall become the midpoint between the Adjustment Amount stated on the Adjustment Statement and the Adjustment Amount stated in the Buyer’s proposed changes.  If all of the disputed items have not been resolved by the 30th day following the Buyer’s receipt of the Adjustment Statement and the amount of  the disputed items is equal to or exceeds $500,000, the disputed amount shall be submitted to binding arbitration by an independent accounting firm mutually selected by the Buyer and the Sellers.  In the event the Buyer and the Sellers are unable to mutually select an independent accounting firm by the 40th day after the Buyer’s receipt of the Adjustment Statement, the matter shall be brought before the Bankruptcy Court for the Bankruptcy Court to appoint an independent accounting firm to serve as the arbitrator.  The fees and expenses of such arbitration shall be borne fifty percent (50%) by the Sellers and fifty percent (50%) by the Buyer.

2.6        Assumption and Assignment of Contracts; Cure Costs.

(a)        The Sellers will seek to assume and assign to Buyer the Assumed Agreements identified on Schedule 1.2(b), and the 363/365 Order shall authorize such assumption and assignment.

(b)        To the extent that any Assumed Agreements are subject to a cure (pursuant to Section 365 of the Bankruptcy Code and described in any Order of the Bankruptcy Court relating to such cure liability), the Buyer shall be responsible and agree to pay such Cure Costs up to the amount set forth on Schedule 2.2(a)(v).

2.7        Deposits.  The Buyer shall, on the date hereof, deposit into a segregated account designated by the Sellers the Initial Deposit.  The Buyer shall additionally, immediately upon becoming the Successful Bidder at the Auction, deposit into a segregated account designated by the Sellers the Additional Deposit.  If the Closing takes place as provided herein, then the Deposits shall be credited against the Cash Consideration pursuant to Section 2.1 and paid to the Sellers at the Closing.  If this Agreement is terminated pursuant to Sections 10.1(a), (b), (c) or (d) hereof, then the Deposits shall be returned to the Buyer.  If this Agreement is terminated pursuant to Section 10.1(e) hereof, then the Deposits shall be retained by the Sellers.  Such deposit paid to the Sellers in accordance with the preceding sentence shall be deemed to be liquidated damages, and shall be the exclusive remedy of the Sellers in the event of a default by the Buyer hereunder.

2.8        Prorations.  Rent, current taxes (except the Ad Valorem Taxes), prepaid advertising and other expense items (including without limitation prepaid insurance with respect to the Assumed Agreements) and income relating to or attributable to the Sale Assets, the Business related to the Sale Assets, and the Assumed Agreements shall be prorated between the Buyer and the Sellers as of the Closing Date.  Except to the extent otherwise set forth in this Agreement, all obligations due in respect of periods prior to the Closing shall be satisfied by the Sellers and all obligations due in respect of periods after the Closing shall be satisfied by the Buyer.

ARTICLE III

CLOSING

            3.1        Closing.  Consummation of the transactions contemplated by this Agreement shall occur on or before December 31, 2004 (the “Closing Date”), at the offices of Haynes and Boone, LLP, 600 Congress Avenue, Suite 1300, Austin, Texas, 78701, or at such time and place as the Buyer and the Sellers may otherwise agree (the “Closing”).

            3.2        Deliveries by the Sellers at Closing.  At the Closing, the Sellers shall each execute, acknowledge and deliver to the Buyer the following (which events shall occur, each being deemed to have occurred simultaneously with the others):

            (a)        A  Bill of Sale in the form attached hereto as Exhibit B and otherwise agreeable to the Parties (the “Bill of Sale”);

            (b)        A Special Warranty Deed in the form attached hereto as Exhibit C for each parcel of real property included in the Sellers’ Sale Assets (subject only to such modifications as are appropriate to comply with the Applicable Laws of the state in which the real property is located) (collectively, the “Special Warranty Deeds”);

            (c)        An Assignment and Assumption Agreement in the form attached hereto as Exhibit D, pursuant to which the Buyer shall be assigned and shall assume the Assumed Agreements and the Assumed Liabilities from the Sellers (the “Assignment and Assumption”);

            (d)        The wire transfer instructions regarding delivery of the Cash Consideration; and

(e)        A certified copy of the Final Order.

            3.3        Deliveries by the Buyer at Closing.  At the Closing, the Buyer shall execute, acknowledge and deliver to the Sellers the following (which events shall occur, each being deemed to have occurred simultaneously with the others):

            (a)        A duly executed Bill of Sale;

            (b)        The duly executed Special Warranty Deeds;

            (c)        A duly executed Assumption Agreement;

            (d)        The Cash Consideration for the Sale Assets to the Sellers by wire transfer in immediately available funds;

            (e)        A copy of the resolutions adopted by the Buyer’s authorizing this transaction and the consummation thereof, certified by a secretary or assistant secretary of the Buyer to be a true and correct copy; and

            (f)        A certificate of incumbency as to those officers of the Buyer executing instruments in connection with this Agreement.

            3.4        Deemed Consents and Cures.  For purposes of this Agreement (including all representations and warranties of the Sellers contained herein), the Sellers shall be deemed to have obtained all required consents, as applicable, in respect of the assignment of any of the Assumed Agreements and all defaults thereunder shall be deemed to have been cured if, and to the extent that, pursuant to the Final Order or another Order of the Bankruptcy Court, the Sellers are authorized to assume and assign any such Assumed Agreement to the Buyer pursuant to Section 365 of the Bankruptcy Code.

            3.5        Prorated Taxes.  Personal property taxes, real estate taxes and assessments, other Taxes, rents and other items payable or receivable under any lease, license or permit, and utilities shall be prorated between the Parties as of the date of the Closing; provided, that, the Ad Valorem Taxes shall not be prorated.  The Sellers shall pay no other costs or expenses in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents, with respect to the Seller only, the following will be true and correct at the date of the Closing after giving effect to the Final Order:

4.1        Organization and Power.  Each Seller (i) is a duly organized, validly existing corporation or limited liability company, as applicable, under the laws of the State of Texas or Delaware, as applicable, (ii) has all requisite power and authority to carry on its Business as currently conducted, and (iii) has the requisite power and authority to own, lease, operate or hold the applicable Sale Assets.

4.2        Authority; No Conflicts.  Each Seller has the authority to enter into and consummate this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby.

4.3        Execution and Delivery.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Sellers has been duly authorized by all necessary corporate action, and the execution and performance of the Ancillary Agreements by the Sellers has been or will be authorized by all necessary corporate action prior to the Closing Date.  Subject to Bankruptcy Court approval and entry of an Order of the Bankruptcy Court approving the terms of this Agreement, this Agreement constitutes, and upon execution of each of the Ancillary Agreements such agreements will constitute, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

            4.4        Sale Free and Clear of Liens.  On the date of the Closing, after giving effect to the Final Order, (i) the Sellers’ Sale Assets will be free and clear of all Liens other than Permitted Liens, and (ii) the Sellers’ Sale Assets shall be sold and assigned to the Buyer free and clear of all Liens other than Permitted Liens.

            4.5        Tangible Sale Assets; Ownership of Sale Assets.

            (a)        Notwithstanding anything in this Agreement to the contrary, all tangible Sale Assets used in the operation of the Business, whether owned or leased, are being transferred to the Buyer “as is,” “where is” and “with all faults;” and

            (b)        Except as set forth on Schedule 4.5(b) hereto, the Sellers collectively have good title to, or valid leasehold interest in, the tangible Sale Assets.

            4.6        Financial Information.  Except as set forth on Schedule 4.6, the Sellers have previously delivered to the Buyer the consolidated financial statements and schedules (the “Financial Statements”)  of the Sellers that (i) have been prepared in accordance with GAAP, consistently applied, (ii) have been prepared in accordance with the Sellers’ historical practices, and (iii) fairly present the financial position and the results of operations of the Sellers as of the dates and for the periods indicated.

            4.7        Taxes.  Except as set forth on Schedule 4.7:

            (a)        All material ad valorem and other property Taxes relating to the Sale Assets have been fully paid for all tax years ending on or before the Closing and there are no material delinquent property Tax Liens or assessments; and

            (b)        the Sellers have paid (or will pay or provide for payment on or before the Closing) all material Taxes of whatever kind pertaining to the Sale Assets and the Business (other than the Ad Valorem Taxes) and required to be filed by any Sellers for all periods up to and including the Closing Date.

4.8        Franchising.

(a)        Schedule 4.8(a) hereto is a complete and accurate list of each franchise agreement and amendments, if any, showing the location of the restaurant to which each such agreement relates (the “Franchise Agreements”); and

(b)        Schedule 4.8(b) hereto is a complete and accurate list of each master license agreement and amendments, if any, showing the date of each master license agreement (the “Master License Agreements”);

4.9        Litigation.  Except as set forth on Schedule 4.9, and except for the Cases, to the Sellers’ knowledge, there is no claim, litigation, action or legal proceeding before a Governmental Entity or, to the Sellers’ knowledge, threatened against the Sellers, adversely affecting (i) the Sellers’ ability to perform its obligations hereunder, (ii) the rights granted under the Material Contracts, or (iii) the ownership, use, maintenance or operation of the Sale Assets and the Restaurants by the Sellers, that in any such case if determined adversely to the Sellers, would reasonably be expected to have a Material Adverse Effect.

4.10      Contracts.  Except as set forth on Schedule 4.10, or except as would not have a Material Adverse Effect, (i) to the Sellers’ knowledge, each Material Contract is valid, binding upon the applicable parties hereto and in full force and effect, and (ii) except for any breach or default in connection with or as a result of the Cases, to the Sellers’ knowledge, no party to any Material Contract is in material breach thereof or material default thereunder.

4.11      Licenses and Permits.  Except as set forth on Schedule 4.11, to the Sellers’ knowledge, the Licenses and permits are current and in full force and effect and the Sellers are in material compliance with all requirements and limitations set forth on such Licenses.

4.12      Broker or Finder.  Except as set forth on Schedule 4.12 hereto, no Person assisted in or brought about the negotiation of this Agreement, or the subject matter of the transactions contemplated herein, in the capacity of broker, agent, or finder or in any similar capacity on behalf of the Sellers.

            4.13      Disclaimer of Representations and Warranties; Schedules.  NEITHER THE SELLERS NOR ANY EMPLOYEES, DIRECTORS, OFFICERS, SHAREHOLDERS OR REPRESENTATIVES OF THE SELLERS HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, RELATING TO THE SELLERS OR THEIR BUSINESS OPERATIONS OR PROSPECTS OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTIBILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHER THAN THOSE EXPRESSLY MADE IN THIS AGREEMENT OR ANY SCHEDULE HERETO.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY ASSETS OTHER THAN THE “SALE ASSETS,” AND NONE SHALL BE IMPLIED AT LAW OR IN EQUITY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER THE SELLERS NOR ANY SHAREHOLDERS, EMPLOYEES, DIRECTORS, OFFICERS OR REPRESENTATIVES OF THE SELLERS HAVE MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES IN ANY PRESENTATION OF THE BUSINESS OF THE SELLERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN, AND NO STATEMENT MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE.  IT IS EXPRESSLY UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS, PREDICTIONS OR FORWARD-LOOKING STATEMENTS CONTAINED IN ANY DATA, FINANCIAL INFORMATION, MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS ARE NOT AND SHALL NOT BE DEEMED TO BE OR INCLUDE REPRESENTATIONS OR WARRANTIES OF THE SELLERS OR OF ANY SHAREHOLDER, EMPLOYEE, DIRECTOR, OFFICER OR REPRESENTATIVE OF THE SELLERS.

            4.14      Termination of Representations and Warranties Upon Closing.   The representations and warranties of the Sellers in this Agreement and each Ancillary Agreement shall not survive the Closing Date and shall be null and void ab initio and of no further force or effect immediately after the Closing Date.

            4.15      Sole Remedy upon Material Breach.  The sole remedy that shall be available to the Buyer as a result of a material breach by the Sellers of the representations and warranties of the Sellers in this Agreement shall be termination pursuant to Section 10.1(d).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

            The Buyer represents and warrants that:

5.1        Organization and Power.  The Buyer (i) is a duly organized, validly existing Corporation under the laws and in good standing in the State of Texas, (ii) has all requisite power and authority to carry on the business in which it is now engaged, and (iii) the Buyer’s Board of Directors has taken all action required by law, and by the Buyer’s organizational documents, to authorize the execution and delivery of this Agreement and the purchase of the Sale Assets in accordance with this Agreement.

5.2        Authority; No Conflicts.  The Buyer has the requisite power and authority (including full corporate power and authority) to execute this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

5.3        Execution and Delivery.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Buyer has been duly authorized by all necessary corporate action, and the execution and performance of the Ancillary Agreements by the Buyer has been or will be authorized by all necessary corporate action prior to the Closing Date.  Subject to Bankruptcy Court approval and entry of an Order of the Bankruptcy Court approving the terms of this Agreement, this Agreement constitutes, and upon execution of each of the Ancillary Agreements such agreements will constitute, valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

            5.4        Litigation.  To the Buyer’s knowledge, there is no claim, litigation, action or legal proceeding before a Governmental Entity or, to the Buyer’s knowledge, threatened against the Buyer, adversely affecting the Buyer’s ability to perform its obligations hereunder.  There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or threatened against the Buyer.

            5.5        Financial Resources.  The Buyer has financial resources which are adequate to enable the Buyer to pay the Purchase Price.  The information provided by the Buyer pursuant to the Auction Procedures is accurate.  The Buyer shall, upon request by any Seller, furnish the Sellers with financial statements, finance commitments and other evidence, reasonably satisfactory to the Sellers, supporting the Buyer’s financial ability to consummate the transactions contemplated by this Agreement.

            5.6        Assumed Agreements.  The Buyer is and will be capable of satisfying the conditions contained in Sections 365(b)(1)(C) and 365(f)(2) of the Bankruptcy Code with respect to the Assumed Agreements to be assumed by the Buyer.

            5.7        No Brokers. The Buyer has not utilized the services of or contracted or dealt with a broker or finder in connection with the purchase of the Sale Assets or any portion thereof, and no commission or other compensation is or shall be due or owed from the Buyer to any Person with respect to the purchase and sale of the Sale Assets. The Buyer shall indemnify and hold the Sellers harmless from any claim for commissions or fees alleged to have been promised, contracted for or committed to by the Buyer  relating to the transactions contemplated under this Agreement.

            5.8        Sales Procedures. The Buyer shall perform in accordance with the terms and conditions of the Auction Procedures and any order of the Bankruptcy Court.

5.9        Termination of Representations and Warranties Upon Closing.   The representations and warranties of the Buyer in this Agreement and each Ancillary Agreement shall not survive the Closing Date and shall be null and void ab initio and of no further force or effect immediately after the Closing Date.

5.10      Sole Remedy upon Material Breach.  The sole remedy that shall be available to the Sellers as a result of a material breach by the Buyer of the representations and warranties of the Buyer in this Agreement shall be termination pursuant to Section 10.1(e).

ARTICLE VI

COVENANTS OF THE SELLERS

            Each Seller covenants and agrees with the Buyer that:

            6.1        Availability of Information.  Prior to the Closing, each Seller shall make available to the Buyer for examination in the Sellers’ Corporate Offices all title, operational, production, cost and other information relating to the Sellers’ Sale Assets insofar as the same are in the Sellers’ possession or reasonably available to the Sellers and will cooperate with the Buyer in the Buyer’s efforts to obtain, at the Buyer’s expense, such additional information relating to the Seller’s Sale Assets as the Buyer may reasonably desire, to the extent in each case that the Sellers may do so without violating any obligation of confidence or other contractual commitment of any Seller to a third party.  The Sellers shall permit the Buyer, at the Buyer’s expense, to inspect and photocopy such information and records at any reasonable time during the term of this Agreement but only to the extent, in each case, that the Sellers may do so without violating the foregoing obligations of confidence or contractual commitments.

            6.2        Commercially Reasonable Efforts.  Each Seller shall use its commercially reasonable efforts to cause, to the extent within such Seller’s control, the conditions set forth on Article VIII to be satisfied and to facilitate and cause the consummation of the transactions contemplated hereby.

            6.3        Notice to the Buyer.  Each Seller agrees to promptly notify the Buyer in writing of any information it obtains or becomes aware of that would indicate that a representation and warranty of the Sellers made herein or in any Schedule hereto is not correct in all material respects.

            6.4        New Commitments.  Without the prior written consent of the Buyer, no Seller shall prior to the Closing (i) enter into any new agreement or commitment with respect to the Sellers’ Sale Assets, (ii) modify or terminate any existing agreements relating to the Sellers’ Sale Assets, or (iii) encumber, sell or otherwise dispose of any of the Sellers’ Sale Assets other than personal property that is replaced by equivalent property or consumed in the normal, ordinary course operation of the Sellers’ Sale Assets.

            6.5        Maintenance of Interests.  Each Seller will use reasonable commercial efforts from the date of execution of this Agreement until the Closing to maintain and operate the Seller’s Sale Assets (or cause the Seller’s Sale Assets to be maintained and operated) in a reasonable and prudent manner, in full compliance with applicable laws, to maintain insurance now in force with respect to the Seller’s Sale Assets, and to pay when due all costs and expenses coming due and payable in connection with the normal maintenance and operation of the Seller’s Sale Assets.  Without the prior written consent of the Buyer, no Seller will:  (i) introduce any materially new or different method of maintenance, operation or accounting with respect to the Seller’s Sale Assets; or (ii) incur any liabilities other than in the ordinary course for normal maintenance and operating expenses on the Seller’s Sale Assets.

            6.6        Reports and Information.  Each Seller shall, promptly on receipt, deliver to the Buyer copies of all notices, reports, demands, claims, appraisals, and similar information supplied by any person asserting a Lien or by any governmental agencies respecting the Seller’s Sale Assets, or their ownership or operation.

ARTICLE VII

COVENANTS OF THE BUYER

            The Buyer covenants and agrees with the Sellers that:

            7.1        Buyer Performance.  Subject to the fulfillment of the conditions set forth herein, the Buyer covenants and agrees to accept conveyance of the Sale Assets and the Business and assignment of the Real Property Leases and Assumed Agreements and to assume and perform the Assumed Liabilities and to otherwise perform and fulfill all other obligations with respect to the Sale Assets and the Business as of and after the Closing Date.

            7.2        Commercially Reasonable Efforts.  The Buyer shall use its commercially reasonable efforts to cause, to the extent within the Buyer’s control, the conditions set forth on Article VIII to be satisfied and to facilitate and cause the consummation of the transactions contemplated hereby.

            7.3        Notice to the Sellers.  The Buyer agrees to promptly notify the Sellers in writing of any information it obtains or becomes aware of that would indicate that a representation and warranty of the Buyer made herein or in any Schedule hereto is not correct in all material respects.

            7.4        Bankruptcy Court Approval and Related Matters.  The Buyer acknowledges and agrees to Article XI.

            7.5        Confidentiality.  The Buyer shall maintain the Confidential Information in strict confidence, and shall use its best efforts to prevent disclosure, access to, or transmission of the Confidential Information, or any part thereof, to any third party, except for disclosure to Persons for the exclusive purpose of evaluating the Sale Assets and the Business.  In the event the Closing does not occur for any reason, the Buyer shall immediately return to the Sellers all copies and recordings of the Confidential Information in its possession or under its control and delete all records thereof in any data storage system maintained by or for the Buyer.

            7.6        “As-Is, Where-Is” Basis.  The Buyer hereby acknowledges and agrees that, except to the extent of the representations and warranties expressly made in this Agreement, the Buyer is purchasing the Sale Assets on an “As-Is, Where-Is” basis.

ARTICLE VIII

CONDITIONS TO CLOSING

            8.1        Sellers’ Conditions to Closing.  The obligations of the Sellers at the Closing are subject, at the option of the Sellers, to the satisfaction at or prior to the Closing of the following conditions:

            (a)        All representations and warranties of the Buyer contained in this Agreement shall be true in all material respects at and as of the Closing and the Buyer shall have performed and satisfied all material obligations in all material respects required by this Agreement to be performed and satisfied by the Buyer at or prior to the Closing.  The Buyer shall have provided the Sellers with certificates executed by a responsible officer of the Buyer to such effect;

            (b)        No suit or other proceeding initiated by any Person other than any Seller or a person acting as any Seller’s agent shall be pending before any court or Governmental Entity seeking to restrain or prohibit or declare illegal, or seeking damages in connection with, the purchase and sale contemplated by this Agreement; and

            (c)        The entry by the Bankruptcy Court of the 363/365 Order; and

            (d)        The Buyer shall promptly deposit into a segregated account designated by the Sellers the Additional Deposit.

            8.2        Buyer’s Conditions to Closing. The obligations of the Buyer at the Closing are subject, at the option of the Buyer, to the satisfaction at or prior to the Closing of the following conditions:

            (a)        All representations and warranties of the Sellers contained in this Agreement shall be true in all material respects at and as of the Closing and the Sellers shall have performed and satisfied all material obligations in all material respects required by this Agreement to be performed and satisfied by the Sellers at or prior to the Closing;

            (b)        No suit or other proceeding initiated by any Person other than the Buyer or a person acting as the Buyer’s agent shall be pending before any court or Governmental Entity seeking to restrain or prohibit or declare illegal the purchase and sale contemplated by this Agreement;

            (c)        The entry by the Bankruptcy Court of the 363/365 Order; and

            (d)        The NAMF Condition shall have been satisfied.

ARTICLE IX

OBLIGATIONS AFTER CLOSING

            The Parties shall have the following obligations after the Closing:

            9.1        Payments of Taxes by the Buyer.  The Buyer shall pay all sales Taxes occasioned by the sale of the Sale Assets and all documentary filing and recording fees required in connection with the filing and recording of the Special Warranty Deeds and any assignments; and

            9.2        Execution and Delivery of Instruments.  The Sellers and the Buyer shall each execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other actions as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by Applicable Law.

ARTICLE X

TERMINATION

            10.1      Termination  This Agreement may be terminated as provided in Article XII or as otherwise provided herein.  This Agreement may be terminated as follows:

            (a)        At any time by the mutual written agreement of the Seller and the Buyer;

            (b)        By either the Buyer or the Sellers, at their sole election, if the Closing shall not have occurred on or prior to January 31, 2005, unless the Closing shall not have occurred solely by reason of the Bankruptcy Court’s not having entered a final, non-appealable 363/365 Order, in which case the date shall be February 28, 2005; provided, that the Buyer or the Sellers, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 10.1(b) if the failure of the Closing to occur on or prior to such date results primarily from such Party itself breaching any representation, warranty or covenant contained in this Agreement;

            (c)        By the Sellers, at any time after the Bankruptcy Court approves a Successful Overbidder Transaction (this Agreement automatically terminating upon the financial closing of a Successful Overbidder Transaction);

            (d)        By the Buyer in the event of a material breach of this Agreement by the Sellers that has not been cured, or if any representation or warranty of the Seller shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by February 28, 2005 or shall prevent consummation of the transactions contemplated hereby or beyond February 28, 2005; or

            (e)        By the Seller, in the event of a material breach of this Agreement by the Buyer that has not been cured, or if any representation or warranty of the Buyer shall have become untrue in any material respect, in either case such that such breach or untruth is incapable of being cured by February 28, 2005 or shall prevent consummation of the transactions contemplated hereby or beyond February 28, 2005.

            10.2      Effect of Termination.  Upon the termination of this Agreement in accordance with Section 10.1 or Article XII, the Parties shall be relieved of any further obligations or liability under this Agreement other than (i) confidentiality obligations contained in Section 7.5 (ii) any obligations for breaches of this Agreement occurring prior to such termination, and (iii) any obligations under Article XI.

ARTICLE XI

CHAPTER 11 BANKRUPTCY PROCEEDING

This Agreement and the transactions contemplated hereby are contingent upon the approval and authorization of the Bankruptcy Court.  The Sellers shall promptly advise the Buyer of any notices of objection to this Agreement or the relief sought in the 363/365 Order, and the Sellers will provide that all notices of objection to this Agreement or to the 363/365 Order shall be served upon counsel to the Buyer.

ARTICLE XII

AUCTION PROCESS

            The Sellers and the Buyer acknowledge and agree that until the termination of this Agreement in accordance with its terms, the Sellers and their respective Affiliates, officers, directors, employees, attorneys, investment bankers, accountants and other agents and representatives shall be permitted to (i) market and solicit offers for the Sale Assets and Assumed Liabilities and may issue press releases, place advertisements or make other releases or disclosures in connection therewith, (ii) solicit additional Qualified Bids pursuant to the Auction Procedures and (iii) take any other affirmative action (including entering into any agreement or letter-of-intent with respect thereto) to cause, promote or assist with a Successful Overbidder Transaction; provided, however, that the Sellers and their respective Affiliates may enter into, and seek Bankruptcy Court approval of, any definitive agreement with respect thereto only if such Successful Overbidder Transaction is a Highest and Best Bid Transaction.  Without limiting the foregoing, the Sellers and their respective Affiliates and their respective officers, directors, employees, attorneys, investment bankers, accountants and other agents and representatives shall be permitted to supply information relating to the Sellers and the Sale Assets and Assumed Liabilities to prospective purchasers.  Neither the Sellers nor any of their respective Affiliates shall have any liability to the Buyer, either under or relating to this Agreement or any Applicable Law, by virtue of entering into or seeking Bankruptcy Court approval of such definitive agreement for a Successful Overbidder Transaction pursuant to this Article XII or for failure to comply with the obligations in Article XI.  The Sellers and the Buyer agree to comply in all material respects with the terms of the Auction Procedures.

ARTICLE XIII

CASUALTY LOSS

            If, prior to the Closing, all or any material portion of the Sale Assets is destroyed by fire or other casualty, is taken in condemnation or under the right of eminent domain or proceedings for such purposes are pending or threatened, and the destruction, taking or pending or threatened taking would substantially impair the ability of the Buyer to continue to operate the Sellers’ business in the ordinary course, the Buyer may elect to (i) terminate this Agreement whereupon no Party shall have any further obligation to the other hereunder, or (ii) purchase the Sale Assets notwithstanding any such destruction, taking or pending or threatened taking (without adjustment to the Purchase Price therefor), in which case each Seller shall, at the Closing, pay to the Buyer all sums paid to the Seller by third parties by reason of the destruction or taking of the Sellers’ Sale Assets to be assigned to the Buyer and shall assign, transfer and set over unto the Buyer all of the right, title and interest of the Seller in and to all unpaid awards or other payments from third parties arising out of the destruction, taking or pending or threatened taking as to the Sellers’ Sale Assets to be assigned to the Buyer.  No Seller shall voluntarily compromise, settle or adjust any material amounts payable by reason of any material destruction, taking or pending or threatened taking as to the Sellers’ Sale Assets to be assigned to the Buyer without first obtaining the written consent of the Buyer.

ARTICLE XIV

GENERAL PROVISIONS

            14.1      Notice.  All notices hereunder shall be in writing, dated and signed by the Party giving the same.  Each notice shall be either (i) delivered in person to the address of the Party for whom it is intended at the address of such Party as shown below, or (ii) delivered to the United States Postal Service in a secure and sealed envelope or other suitable wrapper addressed to the Party for whom it is intended at the address of such Party as provided below, with sufficient postage affixed, certified or registered mail, return receipt requested, or (iii) sent by facsimile with a confirmation sheet.  The effective date of such notice shall be the date of delivery in the event of delivery in accordance with (i) or (iii) and five (5) days after deposit in the U.S. Mail in the event of delivery in accordance with (ii).  The address at which any Party hereto is to receive notice may be changed from time to time by such Party by giving notice of the new address to all other parties hereto.  The addresses of the Parties, until changed in accordance with the foregoing, are:

            Sellers:              Schlotzsky’s, Inc.

                                    203 Colorado Street

                                    Suite 600

                                    Austin, Texas 78701

                                    Phone:  (512) 236-3800

                                    Attn:  Sam Coats

Buyer:              Bobby Cox Companies, Inc.

                        4055 International Plaza, Suite 450

                        Forth Worth, Texas  76904

                        Phone: 1-800-897-8723

                        Fax: (817) 377-4497

                        Attn: Bobby D. Cox

14.2      Amendment.  This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Parties.

14.3      Payment of Costs.  Except as otherwise set forth herein, the Parties shall each pay their own costs incurred in negotiating this Agreement and in consummating the transactions contemplated hereby, including any fees or commission payable to any party representing them in connection with arranging or negotiating this Agreement and transactions contemplated hereby.

14.4      Headings.  The headings of the sections of this Agreement are for convenience or reference only and shall not affect any of the provisions of this Agreement.

14.5      References.  References made in this Agreement, including use of a pronoun, shall be deemed to include, where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations.

14.6      Applicable Law.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Texas.

14.7      Entire Agreement.  This Agreement, the Exhibits and Schedules attached hereto, the other agreements referred to herein (in each case incorporated herein by this reference) contain the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreement, arrangements, and understandings, whether oral or written, between the Parties.

14.8      Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and, except as otherwise prohibited, their respective successors and assigns. Nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights, or remedies.

14.9      Assignment.

(a)        Neither the Buyer nor any Seller may assign all or any portion of their respective rights or delegate any portion of their duties hereunder without (i) the approval of the Bankruptcy Court and (ii) the written consent of the other Parties.  All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns and legal representatives.

(b)        Notwithstanding Section 14.9(a), the Buyer shall be entitled to assign any and all rights and duties under this Agreement to a new entity at Closing for purposes of ownership of assets.

14.10    Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is void, illegal or unenforceable, the other provisions of this Agreement shall remain in full force and effect and the provisions that are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

14.11    Performance.  The Buyer acknowledges receipt and review of the Auction Procedures and agrees to perform in accordance with the terms and conditions of this Agreement and any order of the Bankruptcy Court.

14.12    Termination of Representations.  All representations and warranties of the Sellers, and all obligations of the Sellers hereunder, except those contained in Article X and Section 7.5, shall terminate at the Closing and shall be of no further force and effect.

14.13    Exhibits.  For the purpose of this Agreement, references to this Agreement include all Exhibits.

ARTICLE XV

DEFINITIONS

            “363/365 Order”  means a Final Order of the Bankruptcy Court approving the sale of the Sale Assets, assumption and Assignment of Assumed Agreements and assumption of the Assumed Liabilities to the Buyer pursuant to this Agreement or to the Buyer in a Successful Overbidder Transaction if the Successful Overbidder Transaction is determined to be a Highest and Best Bid Transaction.

            “Accounts Receivable” shall mean all accounts receivable of the Sellers relating to the Sale Assets and the Business, other than any account receivable that is an Excluded Asset.

            “Ad Valorem Taxes” shall have the meaning set forth in Section 2.2(a)(iii).

            “Additional Deposit” shall mean the sum of one million dollars ($1,000,000).

            “Adjusted Working Capital” shall be the algebraic sum of (i) a positive amount equal to the portion of the Sale Assets which constitute current Sale Assets of the Sellers, and (ii) a negative amount equal to the portion of the Assumed Liabilities which constitute current Assumed Liabilities of the Sellers (other than liabilities of the Sellers with respect to Taxes), in each case as such current Sale Assets and Assumed Liabilities are included on the balance sheet (in the case of Adjusted Working Capital as of the Balance Sheet Date), or would be included on a balance sheet of the Sellers on the Closing Date consistent with historical practice of the Sellers.  The Parties agree that the Adjusted Working Capital as of the Balance Sheet Date is $1,449,000.

            “Adjustment Amount” shall equal the net increase to, or decrease from, the Adjusted Working Capital between the Balance Sheet Date and the Closing Date.

            “Adjustment Statement” shall mean a statement of the Adjustment Amount and such documentation reasonably necessary to support the Adjustment Amount and the Initial Adjustment Statement.

            “Affiliate” means, with respect to any Person, any direct or indirect subsidiary or such Person, and any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person.

            “Ancillary Agreements” shall mean any ancillary agreements hereto to which each Party is or will be a party.

            “Applicable Law” shall mean, with respect to any Person, any federal, state or local law (including common law), statute, code, ordinance, rule, regulation, or other requirement enacted, promulgated, issued or entered by a Governmental Authority, that is applicable to such Person or its business, properties or assets.

            “Approved Order” shall have the meaning set forth on the Recitals.

            “Assumed Agreements” shall mean all contracts listed on Schedule 1.2(b) including, but not limited to, all Franchise Agreements, all Master License Agreements, all Real Property Leases and Subleases, all Equipment Leases and all Material Contracts only to the extent each is set forth on Schedule 1.2(b) hereto.

            “Assumed Liabilities” shall have the meaning set forth in Section 2.2.

            “Auction” shall have the meaning set forth in the Recitals.

            “Auction Date” shall mean December 2, 2004.

            “Auction Procedures” shall have the meaning set forth in the Recitals.

            “Balance Sheet Date” shall mean the unaudited quarterly balance sheet of the Sellers dated as of September 30, 2004.

            “Bankruptcy Court” shall have the meaning set forth on the Recitals.

            “Business” shall mean the ordinary business of the Sellers, including but not limited to, the business of operating and developing the Restaurants, the System and the Concept.

            “Buyer Material Adverse Event” shall mean any event occurring after the date hereof that would materially hinder the Buyer’s ability to consummate the transactions contemplated by this Agreement, excluding any such material event to the extent resulting from the economy or securities markets in general, or any outbreak of hostility, terrorist activities, war, or act of God.

            “Cases” shall have the meaning set forth on the Recitals.

            “Cash Consideration” shall mean the sum of $28,500,000.

“Closing” shall have the meaning set forth in Section 3.1.

“Closing Date” shall have the meaning set forth in Section 3.1.

“Concept” shall have the meaning set forth on the Recitals.

“Confidential Information” shall mean all information gained from any Seller by the Buyer or any representative of the Buyer under any prior agreement(s) or in connection with its evaluation of the transactions contemplated by this Agreement.

“Corporate Offices” shall mean the parcels of real estate where the Sellers’ corporate offices are located.

“Cure Costs” shall mean, in the aggregate, all costs for any available cures (pursuant to Section 365 of the Bankruptcy Code and described in any Order of the Bankruptcy Court relating to such cure liability) of any Assumed Agreements.

            “Deposits” shall mean collectively (i) the Initial Deposit and (ii) the Additional Deposit.

“Equipment” shall mean the furniture, machinery, equipment, tables, chairs, cash registers, computer equipment and license of related software (subject to the Sellers’ ability to assign or transfer such licenses), ovens, refrigerators, display cases, shelves, utensils, tools, pans, lights, uniforms, signs, menus, glasses, plates, dishes, silverware, pitchers, books, cabinets, racks, towels, ornaments, bars, and bar equipment located in the Restaurants or the Corporate Offices and relating to the Business.

“Equipment Leases” shall mean all agreements or documents under which any Seller claims or holds a leasehold or other interest or right to the use Equipment as set forth on Schedule 1.2(b) hereto .

            “Excluded Assets” shall have the meaning set forth in Section 1.3.

            “Excluded Liabilities” shall have the meaning set forth in Section 2.2.

            “Final Order” shall mean a final, non-appealable order of the Bankruptcy Court that (i) is in form and substance reasonably satisfactory to the Buyer, (ii) is in form reasonably satisfactory to the Sellers, (iii) approves the sale of the Sale Assets to the Buyer pursuant to the terms of this Agreement and the provisions of the Bankruptcy Code, and (iv) approves the Sellers’ assignment of all of the Assumed Agreements (as defined in the Assignment and Assumption) to the Buyer pursuant to section 365(f) of the Bankruptcy Code.  The Final Order shall provide, inter alia, that the transfer of the Sale Assets by the Sellers to the Buyer shall:  (i) be free and clear of all Liens except Permitted Liens; (ii) constitute a legal, valid and effective transfer of the Sale Assets, which shall be binding upon any subsequent Chapter 11 trustee that may be appointed in the Cases or the reorganized Sellers or the appropriate representative of the reorganized Sellers; (iii) constitute a transfer in exchange for reasonably equivalent value and fair consideration under the Bankruptcy Code and the laws of the United States, any State, territory, possession or the District of Columbia; (iv) constitute a transaction undertaken in good faith on behalf of the Buyer and each Seller; and (v) not subject the Buyer to any liability by reason of the purchase under any state, territorial or federal law, including liability for any matter relating to the Sale Assets as a successor transferee.  The Final Order shall also contain provisions finding that all existing defaults in the Assumed Agreements to be assigned to the Buyer have been cured or will be cured solely by the Sellers with proceeds of the sale.

“Franchise Agreements” shall have the meaning set forth in Section 4.8.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“Highest and Best Bid Transaction” shall mean one or more proposals made by one or more third parties for one or more Successful Overbidder Transactions that represent, alone or in the aggregate, in the Sellers’ sole discretion, a higher or better offer for all or part of the Sale Assets than made by the Buyer pursuant to the terms of this Agreement.

“Initial Adjustment Statement” shall mean an initial calculation of the Adjustment Amount.

“Initial Deposit” shall mean the sum of five hundred thousand dollars ($500,000) that the Buyer deposited in order to participate in the Auction.

“Intellectual Property” shall mean all patents, trademarks, trade names, service marks, trade dress, copyrights, applications for registration of any of the foregoing, and brand names, inventions, processes, know ho, trade secrets, all databases, data collections, source code, all domain names, any moral and economic rights of authors and inventors, however denominated, throughout the world, and any similar or equivalent rights to any of the foregoing anywhere in the world which related to the Business.

“Inventory” shall mean all inventories of smallwares, cleaning supplies, paper goods and food and beverage at the Restaurants or at the Corporate Offices related to the Business as of the Closing Date.

“Leased Real Property” shall mean each parcel of real estate leased by any Seller, or in which any Seller has a leasehold or other interest, including (i) those on which a Restaurant is located or which is being held for development of a Restaurant and (ii) those used in connection with the Business, as set forth on Schedule 1.2(b) hereto.

“Licenses” shall mean all liquor licenses, business licenses, health permits and occupancy permits held by the Sellers and related to the Business.

“Liens” shall mean any liens (including, without limitation, any inchoate liens and any liens for taxes, materialmen, laborer, or mechanics’ liens, judgment liens, liens imposed by operation of law, contractual liens, and liens arising out of or resulting from any employment agreements, employee benefits plans or laws, or collective bargaining agreements), encumbrances, burdens, any claims, demands, judgments, orders, writs, injunctions, decrees, and arbitral awards, attachments, charges, security interests, mortgages, deeds of trust, pledges, hypothecations, adverse claims of title, preferential rights of purchase and/or first refusal rights, options, contracts for sale, transfer, or other disposition, and any claims or rights of any kind, description or nature whatsoever of or in favor of any creditors, governmental entities, or third parties, whether or not any of the above arose, accrued, or relate to any time periods before or after the filing of the Cases, and whether or not a Chapter 11 trustee is hereafter appointed in the Cases for any reason.

“Master License Agreements” shall have the meaning set forth in Section 4.8.

“Material Adverse Effect” shall mean with respect to the Sellers, the Sale Assets or the Business, as the context requires, any event or occurrence which will materially and negatively affect the business, operations, properties, financial condition, or results or operation of the Sale Assets or the Business, as the case may be, taken in each case as a whole.

“Material Contracts” shall mean the material contracts entered into by any Seller as set forth on Schedule 1.2(b) hereto.

“NAMF Condition”  means the release of any obligation of franchisees who are parties to assumed Franchise Agreements to permit any part of their remittances pursuant to their Franchise Agreements to be used to pay any indebtedness of Schlotzsky’s  N.A.M.F., Inc. or Schlotzsky’s NAMF Funding, LLC for obligations arising before the commencement of the Cases.

“Order” shall mean any writ, judgment, decree, injunction or similar order, writ, ruling, directive or other requirement of any Governmental Entity (in each case whether preliminary or final).

“Owned Real Property” shall mean each parcel of real property owned by a Seller on which a Restaurant is located or which is otherwise used in connection with the Business, as set forth on Schedule 1.2(c) hereto.

“Permitted Encumbrances” shall have the meaning set in the Special Warranty Deeds delivered by the Sellers hereunder.

“Permitted Liens” shall mean (i) inchoate liens for ad valorem and personal property taxes with respect to the Seller’s Sale Assets which are not yet due and payable, and (ii) Permitted Encumbrances.

“Person” shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, business association, Governmental Entity or other entity.

“Plan” shall have the meaning set forth on the Recitals.

“Purchase Price” shall mean the sum of the Cash Consideration.

“Qualified Bid” shall mean a bid that meet the requirements stated in the Auction Procedures.

“Real Property Leases” shall mean all agreements or documents under which any Seller claims or holds a leasehold or other interest or right to the use of the Leased Real Property as set forth on Schedule 1.2(b) hereto.

“Reserve Amount” shall mean the sum of twenty five million dollars cash ($25,000,000).

“Restaurants” shall have the meaning set forth on the Recitals.

            “Sale Assets” shall have the meaning set forth in Section 1.2.

“Subleases” shall mean the subleases entered into by any Seller as set forth on Schedule 1.2(b) hereto.

            “Successful Overbidder” shall mean any Person other than the Buyer attempting to purchase the Sale Assets and assume the Assumed Liabilities and submitting the Qualified Bid that constitutes the Highest and Best Bid Transaction.

“Successful Overbidder Transaction” shall mean any inquiries, proposals, offers or bids from, and negotiations with, a Successful Overbidder relating to the direct or indirect sale, transfer or other disposition, in one or more transactions, of some or all of the Sale Assets.

“System” shall have the meaning set forth on the Recitals.

“Tax” or “Taxes” shall mean (i) all taxes, charges, fees, levies, penalties or other assessments of any kind whatsoever imposed by an federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalties or additions attributable thereto or (ii) liability for the payment of any amounts of the type described in clause (i) above as a result of being a party to any agreement or any express or implied obligation to indemnify or otherwise succeed to the liability of any other Person.

“Tax Code” shall mean the Internal Revenue Code of 1986, as it has been and may be amended.

“Treasury Regulations” shall mean the federal income tax regulations promulgated under the Tax Code, as amended, including any temporary and proposed regulations.

This Purchase and Sale Agreement is executed by the parties hereto on the date set forth above.

SELLERS:	SCHLOTZSKY’S, INC.

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

SCHLOTZSKY’S RESTAURANTS, INC.

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

SCHLOTZSKY’S REAL ESTATE, INC.

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

SCHLOTZSKY’S FRANCHISOR, LLC

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

SCHLOTZSKY’S FRANCHISE OPERATIONS, LLC

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

SCHLOTZSKY’S BRAND PRODUCTS, LLC

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

DFW RESTAURANT TRANSFER CORP.

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

56TH AND 6TH, INC.

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

RAD ACQUISITION CORP.

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

SAN FELIPE, LLC

	By:	/s/ David Samuel Coats
	Name:	David Samuel Coats
	Title:	President

BUYER:	BOBBY COX COMPANIES, INC.

	By:	/s/ Bobby D. Cox
	Name:	Bobby D. Cox
	Title:	President